EXHIBIT  23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Nettaxi.com

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 15, 2000, except for matters discussed in Note 13 for which the date is March 9, 2000, relating to the consolidated financial statements of Nettaxi.com, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
May 11, 2000


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